UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2018

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2018, the Board of Directors of Spirit AeroSystems Holdings, Inc. (the “Company”) announced that it has appointed Jose Ignacio Garcia as Senior Vice President and Chief Financial Officer of the Company and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”), effective January 9, 2019 (the “Effective Date”). On the Effective Date, Sanjay Kapoor, the Company’s and Spirit’s current Chief Financial Officer, will move to the position of Senior Financial Advisor until March 31, 2019, when he will formally retire from the Company and Spirit. A copy of the press release dated December 10, 2018, announcing the appointment of Mr. Garcia, is attached as Exhibit 99.1 to this report.

Mr. Garcia joins the Company after a 22 year career at General Electric Company (“GE”). Most recently, beginning in November 2015, Mr. Garcia served as Vice President and Chief Financial Officer of General Electric Renewable Energy, a division of GE headquartered in Paris, France focusing on onshore and offshore wind, solar, and hydroelectric power generation. From July 2014 to November 2015, Mr. Garcia served as Vice President of Alstom Integration, Finance, and Synergies at GE. In this role, Mr. Garcia was responsible for finance integration, synergies, and value creation in connection with the largest industrial acquisition in GE’s history. Prior to July 2014, Mr. Garcia served as Chief Financial Officer for a number of divisions at GE - from September 2011 to June 2014, Mr. Garcia served as Chief Financial Officer of GE in Latin America; from September 2009 to September 2011, Mr. Garcia served as Chief Financial Officer of GE Energy - Power Generation Services; and from April 2008 to September 2009, Mr. Garcia served as Chief Financial Officer of GE Energy - GE Hitachi Nuclear Energy Holdings. Prior to April 2008, Mr. Garcia served in a number of other capacities at GE including Finance Manager for commercial operations at GE Energy - Power Equipment, Chief Financial Officer of GE Energy Infrastructure in Greater China, and Executive Audit Manager at GE Corporate. Mr. Garcia received a Bachelor of Arts degree in business administration and management and a Master of Business Administration from ESADE Business School in Spain.

Mr. Garcia does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Garcia and any other person pursuant to which Mr. Garcia was appointed as the Company’s Senior Vice President and Chief Financial Officer. There are no related party transactions involving Mr. Garcia that are reportable under Item 404(a) of Regulation S-K.

Employment Agreement

Spirit entered into an Employment Agreement with Mr. Garcia on November 23, 2018 (the “Employment Agreement”). The Employment Agreement will continue for a period of three years after the Effective Date (the “Initial Term”), and will automatically be extended for one-year periods thereafter, unless either party provides the other with ninety days’ written notice that such period will not be so extended.

The Employment Agreement provides that Mr. Garcia will have an annual salary of $615,000, which may be increased from time to time based on Mr. Garcia’s and Spirit’s performance. Mr. Garcia will also be eligible for annual awards under Spirit’s Short-Term Incentive Program (the “STIP”), with a target value equal to 100% of his base salary, and under Spirit’s Long-Term Incentive Program (the “LTIP”), with a maximum opportunity equal to 200% of his base salary. The actual amount of awards earned under the STIP and LTIP will be determined based the achievement of performance objectives. In addition, Mr. Garcia will be eligible to participate in Spirit’s Amended and Restated Deferred Compensation Plan and will be entitled to a contribution by the Company of $100,000 per calendar year into Mr. Garcia’s employer discretionary contribution account. Mr. Garcia will be entitled to participate in other benefits generally made available to senior executives of Spirit.

Mr. Garcia will receive a cash sign-on bonus of $750,000, of which $250,000 will be paid no later than 30 days from the Effective Date, and $500,000 will be paid no later than the first anniversary of the Effective Date, each generally subject to Mr. Garcia’s continued employment. In addition, Mr. Garcia will receive two sign-on equity awards in an aggregate amount equal to $1,500,000. The first award of $1,000,000 will be granted no later than 30 days from the Effective Date, and the second award of $500,000 will be granted no later than the first anniversary of the Effective Date. Each of the awards will be in the form of restricted stock and will vest over three years, generally subject to Mr. Garcia’s continued employment through the vesting date.

In the event of Mr. Garcia’s termination without cause, due to death or disability, or his resignation for good reason, subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, Mr. Garcia will be entitled to continued base salary and COBRA coverage for a period of 12 months. In the event such termination occurs during the Initial Term, two-thirds of Mr. Garcia’s 2019 LTIP award and one-third of Mr. Garcia’s 2020 LTIP award will be treated as vested (so long as the grants were made on or before Mr. Garcia’s date of termination). In addition, Mr. Garcia’s unpaid or unvested sign-on awards will be subject to accelerated vesting and his restrictive covenants will be reduced as described below.

The Employment Agreement contains covenants for the benefit of Spirit. including non-competition and non-solicitation of employees during and for two years following the term of employment (or one year if Mr. Garcia is terminated without cause or resigns for good reason), and protection of Spirit’s confidential information.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated December 10, 2018*

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: December 10, 2018	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer